                                                 CONFIDENTIAL TREATMENT REQUEST


*Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

-------------------------------------------------------------------------------

                   KNOW-HOW TRANSFER AND COOPERATION AGREEMENT

-------------------------------------------------------------------------------

The undersigned:

1.       PHARMACHEMIE B.V.

         a company incorporated under the laws of the Netherlands and having its registered seat at Haarlem, the Netherlands, duly represented by Mr. Biense Th. Visser and Mr. Emile Loof hereinafter referred to as "Pharmachemie"

and

2.       SUPERGEN

         a company incorporated under the laws of Delaware, USA and having its registered seat at Two Annabel Lane, Suite 220, San Ramon, CA 94583, USA, duly represented by Dr. Joseph Rubinfeld hereinafter referred to as "SuperGen"

WHEREAS

1. Pharmachemie has developed a pharmaceutical product which offers a unique approach in leukemia and other hematologic malignancies, hereafter called "the Decitabine Project". Pharmachemie has conducted extensive research and development activities including but not limited to several clinical studies, the results whereof are laid down in various reports and other documents.

2. Pharmachemie wishes to sell and transfer its know how related to the Decitabine Project to SuperGen for the purpose of enabling SuperGen to further develop the Decitabine Project, to manufacture products with the


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                                                 CONFIDENTIAL TREATMENT REQUEST


         benefit of the know how and to have such products registered and approved by regulatory authorities.


PARTIES HEREWITH AGREE AS FOLLOWS

ARTICLE 1: DEFINITIONS

1.1. KNOW HOW: the reports, processes, recipes, formulae, designs, drawings and technical information with regard to the Decitabine Product set out in ATTACHMENT 1 to this Agreement;

1.2. KNOW HOW PRODUCTS: any pharmaceutical product which is manufactured with the benefit of the Know How;

1.3. MANUFACTURING AGREEMENT, the agreement attached to this Agreement as ATTACHMENT 2.


2.       ARTICLE 2: SALE AND TRANSFER OF KNOW HOW

2.1. Pharmachemie hereby sells and transfers to SuperGen all rights and title with respect to the Know How, including the exclusive world-wide right to use the Know How for any purpose whatsoever, including the filing of applications for marketing approval for the Know How Products and intellectual property rights, such as patent applications.

2.2. Pharmachemie shall make available to SuperGen the Know How by providing SuperGen with the documents set out in ATTACHMENT 1 to this Agreement.

2.3. Pharmachemie agrees to keep secret and confidential the Know How subject to clause 10 of this agreement.

2.4. The purchase and sale provided for herein shall be subject to satisfaction of the following conditions:


                                      2
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                                                 CONFIDENTIAL TREATMENT REQUEST


         a. This Agreement and the Manufacturing Agreement shall have been executed by Pharmachemie and SuperGen.

         b. The representations and warranties of the parties made herein shall be true and correct.

         c. No provisions of any applicable law or regulation and no judgment, injunction order or decree shall prohibit the consummation of the closing.

         d. Each of Pharmachemie and SuperGen shall have received from the other all documents that it may reasonably request relating to the existence of the other party and its authority it enter into this Agreement and the Manufacturing Agreement, and to perform its obligations hereunder and thereunder.

         e. SuperGen shall be reasonably satisfied that it shall have received good title to the Know How.


ARTICLE 3: PURCHASE PRICE AND CLOSING

3.1. Upon the terms and subject to the conditions of this Agreement, in consideration of Purchase of the Know How from Pharmachemie, SuperGen shall deliver to Pharmachemie, promptly following the closing of the transactions contemplated by this Agreement ("the Closing"), a stock certificate representing a number of shares (the "Shares") of SuperGen Common Stock equal to the quotient (rounded to the nearest whole share) obtained by dividing (x) $4,000,000 by (y) the SuperGen Closing Market Price. The "SuperGen Closing Market Price" shall mean the price per share for SuperGen Common Stock equal to the closing price on September 10, 1999.


                                      3
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                                                 CONFIDENTIAL TREATMENT REQUEST


3.2. On Closing Pharmachemie shall deliver to SuperGen the Know-how specified in Attachment 1 to this Agreement, whereas SuperGen shall deliver to Pharmachemie the appropriate instruction to its transfer agent to issue the Shares as well as an update to the Disclosure Letter accompanying this Agreement.


ARTICLE 4: PAYMENTS

4.1. All payments to be made by one party to the other under this Agreement are exclusive of any value added tax and shall be paid gross without deduction of any withholding or other income taxes.


ARTICLE 5: REPRESENTATIONS BY PHARMACHEMIE

Pharmachemie hereby represents and warrants to SuperGen as follows:

5.1.     ACCREDITED INVESTOR; PURCHASE FOR INVESTMENT

         Pharmachemie is experienced in evaluating and investing in companies such as SuperGen, is capable of evaluating the merits and risks of its investment in the Shares, is able to bear the economic risk of the investment and is prepared to hold the Shares for an indefinite period of time. Pharmachemie is an "accredited investor" as that term is defined in Rule 501 (a)(8) of regulation D as promulgated by the SEC under the United States Securities Act of 1933, as amended ("Securities Act"). Pharmachemie is acquiring the Shares for investment for its own account and not with a view to, or for sale in connection with any distribution thereof.

5.2.     EXEMPT FROM REGISTRATION; RESTRICTED SECURITIES.

         Pharmachemie understands that the sale of the Shares will not be registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from registration under of the Securities Act and that the reliance of SuperGen on such exemption is predicated in part on


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                                                 CONFIDENTIAL TREATMENT REQUEST


         Pharmachemie's representations set forth in this Agreement. Pharmachemie understands that the Shares are restricted securities under the Securities Act, and may not be sold in the United States or to a United States person as provided under the Securities Act unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

5.3.     LEGENDS

         Pharmachemie agrees that the Shares will bear legends and be subject to the restrictions on transfer provided for under the Securities Act. In addition, Pharmachemie agrees that SuperGen may place stop transfer orders with its transfer agents with respect to such instruments. The stop transfer orders shall be removed promptly upon delivery to SuperGen of such satisfactory evidence as reasonably may be required by SuperGen that such stop orders are not required to ensure compliance with the Securities Act.

5.4.     ACCESS TO INFORMATION

         Pharmachemie has had an opportunity to ask questions of and receive answers from SuperGen regarding the terms and conditions of its purchase of the Shares and regarding the business, financial affairs an other aspects of SuperGen and it has further had the opportunity to obtain any information (to the extent the SuperGen possesses or can acquire such information without unreasonable effort or expense) which it deems necessary to evaluate its investment or to verify the accuracy of information otherwise provided to it.

5.5.     ORGANIZATION AND STANDING

         Pharmachemie is a corporation duly organized and validly existing under, and by virtue of, the laws of the Netherlands and is in good standing under such laws.

5.6.     CORPORATE POWER

         Pharmachemie has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Manufacturing Agreement and the

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                                                 CONFIDENTIAL TREATMENT REQUEST


         other agreements called for thereby (the "Transaction Agreements") and to consummate the transactions contemplated thereby.

5.7.     AUTHORIZATIONS

         All corporate action on the part of Pharmachemie, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement and the Transaction Agreements by Pharmachemie and the performance of all of Pharmachemie's obligations under this agreement and the Manufacturing Agreement has been taken or will be taken prior to the effectiveness of this Agreement. This Agreement and the Manufacturing Agreement when executed and delivered by Pharmachemie shall constitute valid and binding obligations of Pharmachemie enforceable in accordance with their terms.

5.8.     NON-CONTRAVENTION

         The execution, delivery and performance by Pharmachemie of this Agreement and the Manufacturing Agreement and the consummation of the transactions contemplated thereby do not and will not

         a.   violate the organizational documents of Pharmachemie;

         b. violate any applicable law, rule, regulation, judgment, injunction, order or decree;

         c. constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Pharmachemie or to a loss of any benefit to which Pharmachemie is entitled under any provision of any material agreement or other instrument binding upon Pharmachemie.

5.9.     LITIGATION

         There is no action, suit, proceeding or, to Pharmachemie's knowledge, investigation pending or, to Pharmachemie's knowledge, currently threatened against Pharmachemie that affects the practice of the Know How or the use,

                                                 CONFIDENTIAL TREATMENT REQUEST


         sale or manufacture of Know How Products, or questions the validity of this Agreement or the Transaction Agreements, or the right of Pharmachemie to enter into each such agreement, or to consummate the transactions contemplated hereby or thereby, or challenges such transactions. Pharmachemie is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the practice of the Know How, which prohibits the transactions contemplated by this Agreement or the Transaction Agreements. There is no such action, suit of proceeding brought by Pharmachemie currently pending or which Pharmachemie currently intends to initiate.

5.10.    CONSENTS AND APPROVALS

         No consent, approval, filing, exemption, waiver or registration with any governmental entity or any other person is required to be made or obtained by Pharmachemie in connection with the execution, delivery or performance of this Agreement or the Manufacturing Agreement or the consummation of the transactions contemplated hereby.

5.11.    TITLE

         Pharmachemie has good and valid title to the Know How, free and clear of any liens, encumbrances or right of others. Pharmachemie has not received any notice of any claims of infringement of any intellectual property rights relating to the practice of the Know How. To the best of its knowledge, Pharmachemie at Closing does not infringe any intellectual property rights of others with respect to the Know How.


ARTICLE 6: SUPERGEN REPRESENTATIONS AND WARRANTIES

SuperGen hereby represents and warrants to Pharmachemie, subject to the exceptions specifically disclosed in writing in the disclosure letter (indicating the relevant section of this Agreement) supplied by SuperGen to Pharmachemie dated as of the date hereof

                                                 CONFIDENTIAL TREATMENT REQUEST


and certified by a duly authorized officer of SuperGen (the "SuperGen Schedules"), as follows:

6.1.     ORGANIZATION AND STANDING.

         SuperGen is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on SuperGen. When used in connection with SuperGen, the term "Material Adverse Effect" means, for purposes of this Agreement, any development, change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations, of SuperGen and its subsidiaries taken as a whole.

6.2. SuperGen has delivered or made available to Pharmachemie a true and correct copy of the Articles of Incorporation and Bylaws of SuperGen, each as amended to date, and each such instrument is in full force and effect. SuperGen is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

6.3.     SUPERGEN CAPITAL STRUCTURE.

         The authorized capital stock of SuperGen and the shares thereof issued and outstanding each as of the date indicated thereon, are as set forth in SuperGen's most recent Form 10-K ("Form 10-K") or SuperGen's most recent Form 10-Q ("Form 10-Q") filed with the Securities and Exchanges Commission ("The SEC") pursuant to the Securities Exchange Act of 1934, as amended ("the Exchange Act") or in other public filings made by SuperGen with the SEC pursuant to the Exchange Act (collectively the SEC filings")

                                                 CONFIDENTIAL TREATMENT REQUEST


         except as set forth in the Disclosure Letter accompanying this Agreement. All outstanding shares of SuperGen Common Stock are duly authorized, validly issued, fully paid and nonassessable and except as set forth in SuperGen SEC Reports with the SEC or in a Disclosure Letter accompanying this Agreement, are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of SuperGen or any agreement or document to which SuperGen is a party or by which it is bound or any other understanding or commitment of SuperGen to another party. The SuperGen Common Stock issuable and deliverable pursuant to Article 3 hereof (the "SuperGen Shares") will, when so issued and delivered, be duly authorized, validly issued, fully paid and non-assessable.

6.4.     AUTHORITY.

         SuperGen has all requisite corporate power and authority to enter into this Agreement and the Transaction Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of SuperGen. The Transaction Agreements have been duly executed and delivered by each of SuperGen and, assuming the due authorization, execution and delivery by Pharmachemie, constitute the valid and binding obligations of SuperGen, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of the Transaction Agreements by SuperGen does not, and the performance thereof by SuperGen will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of SuperGen, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SuperGen or by which any of its properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SuperGen's rights or alter the rights or obligations of

                                                 CONFIDENTIAL TREATMENT REQUEST


         any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SuperGen pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SuperGen or any subsidiary is a party or by which SuperGen or any subsidiary or any of their respective properties is bound or affected, in the case of clauses
         (ii) and (iii) above, where a Material Adverse Effect could reasonably be expected to result.

6.5. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity or other regulatory or oversight body is required by or with respect to SuperGen in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated thereby, except for (i) the filing of a Form S-3 Registration Statement (the "Registration Statement") with the SEC in accordance with the Securities Act to register the reoffer and resale of the SuperGen Shares, and the SEC's declaration of the effectiveness of the Registration Statement, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the securities laws of the United States, which filings SuperGen has timely made or will timely make, (iii) the filing of an Additional Listing Application with The Nasdaq Stock Market to list the SuperGen Shares on The Nadaq Stock Market National List, which filing SuperGen will timely make, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to SuperGen or have a material adverse effect on the ability of the parties to consummate the transactions under the Transaction Agreements, except as disclosed in the SuperGen SEC Reports or in the Disclosure letter accompanying this Agreement.

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                                                  CONFIDENTIAL TREATMENT REQUEST


6.6.     SEC FILINGS; SUPERGEN FINANCIAL STATEMENTS.

         SuperGen has filed all forms, reports and documents required to be filed with the SEC pursuant to the Exchange Act. All such required forms, reports and documents (including those that SuperGen may file subsequent to the date hereof) are referred to herein as the "SuperGen SEC Reports." As of their respective dates, the SuperGen SEC Reports
         (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SuperGen SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.7. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in SuperGen SEC Reports (the "SuperGen Financials"), including any SuperGen SEC Reports filed after the date hereof until the Closing, as of their respective dates (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of SuperGen and its subsidiaries as at the respective dates thereof and the consolidated results of SuperGen's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of SuperGen contained in SuperGen SEC Reports as of June 30, 1999 is hereinafter referred to as the "SuperGen Balance Sheet."

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                                                  CONFIDENTIAL TREATMENT REQUEST


6.8.     ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Since the date of the SuperGen Balance Sheet, there has not been any Material Adverse Effect on SuperGen, except as may be disclosed in SuperGen SEC Reports, (ii) any material change by SuperGen in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by SuperGen of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

6.9.     LITIGATION.

         There is no action, suit, proceeding or, to SuperGen's knowledge, investigation pending or, to SuperGen's knowledge, currently threatened against SuperGen that questions the validity of the Transaction Agreements, or the right of SuperGen to enter into such agreements, or to consummate the transactions contemplated thereby. SuperGen is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency, authority or instrumentality which prohibits the transactions contemplated by the Transaction Agreements. There is no pending action, suit or proceeding brought by SuperGen or which SuperGen currently intends to initiate.


7.       ARTICLE 7: OBLIGATIONS OF SUPERGEN

7.1. SuperGen shall use its best efforts to further develop the Decitabine Project for the purpose of manufacturing the Know How Products for the sale in the United States, and other territories.

7.2. SuperGen shall purchase the Know How Products from Pharmachemie for a minimum period of three years, starting on the date that any of the Know How Products first enters the market in any territory, on the terms and conditions attached to this agreement as ATTACHMENT 2.

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                                                  CONFIDENTIAL TREATMENT REQUEST


7.3. SuperGen is entitled to develop a second source of supply of Know How Products, but will not activate this second source during the term of the Manufacturing Agreement, unless in circumstances contemplated in
         Article 12.3 of the Manufacturing Agreement.


ARTICLE 8: OBLIGATIONS OF PHARMACHEMIE

8.1. Pharmachemie shall manufacture the Know How Products on the terms and conditions attached to this agreement as ATTACHMENT 2.


ARTICLE 9: ASSIGNMENT OF THE RIGHTS AND OBLIGATIONS OF PHARMACHEMIE

9.1. The rights and obligations of Pharmachemie under the agreements arrangements listed in ATTACHMENT 3 to this agreement will be assigned to SuperGen, such assignment to be conditional upon consent of Pharmachemie's contractual parties. Pharmachemie will inform SuperGen by not later than one month after the Closing whether such contractual parties consent to this assignment.

9.2. The financial obligations of Pharmachemie under the agreements listed in Attachment 3 incurred up to the Closing Date will be for the account of Pharmachemie, financial obligations incurred after the Closing Date will be for the account of SuperGen.


ARTICLE 10: CONFIDENTIALITY

10.1. Each party shall keep secret and confidential the Know How and other information of a confidential nature, which has been communicated to it by the other party either preparatory to or as a result of this Agreement and shall not disclose the same or any part of the same to any person whatsoever other than to its directors or employees directly or indirectly concerned in the development, manufacture, use or sale of the Know How Products to its legal

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                                                  CONFIDENTIAL TREATMENT REQUEST


         counsel or financial advisors, and except as required by law or pursuant to governmental process.

10.2. The provisions of article 10.1 shall not apply to such Know How which is necessarily disclosed as a result of the sale or marketing of the Know How Products.

10.3. The provisions of this article 10 shall remain in force notwithstanding expiration or termination of this agreement for any reason.


ARTICLE 11: DURATION AND TERMINATION OF THE AGREEMENT

11.1.    This Agreement shall come into force on the Closing Date.

11.2. The provisions of clause 10 (Confidentiality), clause 13.1 (liability) shall continue following the Closing.


ARTICLE 12: INTELLECTUAL PROPERTY RIGHTS

12.1. All intellectual property rights related to the Know How shall belong to SuperGen and will be deemed to be transferred from Pharmachemie to SuperGen.


ARTICLE 13: LIABILITY

13.1. SuperGen shall at all times indemnify Pharmachemie and keep it indemnified against all costs, claims, damages or expenses incurred by Pharmachemie with respect to the Know How and/or any Know How Products manufactured by SuperGen, except as a result of a breach of a representation or warranty by Pharmachemie, or the fault or negligence of Pharmachemie, or as to events initially occurring before the Closing.

                                                  CONFIDENTIAL TREATMENT REQUEST


13.2. Pharmachemie does not give any representations or warranties with regard to the workings or the potential use of the Know How and/or the Know How Products.

ARTICLE 14: MISCELLANEOUS

14.1. This Agreement shall be governed by and construed and interpreted in accordance with the laws of The Netherlands except that United States federal and state securities laws shall apply to the issuance of the Shares.

14.2. SuperGen has conducted a pharmaceutical, technical and legal due diligence investigation with respect to the Know How. In this respect SuperGen has visited the Pharmachemie manufacturing facilities in Haarlem, the Netherlands, and has been granted access to a data room which was set up by Pharmachemie and was furnished with information pertaining to the Know How. Subsequent questions which have arisen on the part of SuperGen have been answered by Pharmachemie in all material respects.

         SuperGen is aware of the fact that rights of publication have been granted to investigators and that licenses have been granted to third parties as disclosed in the documents in the dataroom.

14.3. Any dispute, controversy or claim arising out of or in connection with this Agreement or any Agreement in furtherance thereof including disputes with respect to the validity of those Agreements, shall be finally and exclusively settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator or - if one of the parties so requires - by three arbitrators appointed in accordance with the said Rules. The place of Arbitration shall be in London, United Kingdom. The language of the Arbitration shall be the English language.

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                                                  CONFIDENTIAL TREATMENT REQUEST


14.4. This Agreement and its Attachments constitute the entire agreement between the parties relating to the Know How and the Know How Products and no variation of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of each party.

14.5. Nothing in this Agreement shall be deemed to constitute a partnership between the parties nor shall either party be taken to have any authority to bind or commit the other or be taken to have authority to act as the agent of the other or in any other capacity.

14.6. Should any part, term or provision of this Agreement be declared by any Court to be in conflict with the law or unenforceable, the validity and enforceability of the remainder of the Agreement shall not be affected thereby. In such an event the offending part, term or provision shall be deemed not to be part of this Agreement and the parties shall negotiate in good faith any consequential amendment.

14.7. Any notices required to be given under this Agreement shall be deemed given if in writing and when delivered by courier or send by registered mail addressed to

Pharmachemie B.V.
         Attn. President
         Address:
         Swensweg 5
         2031 GA HAARLEM
         THE NETHERLANDS
         Telefax: +31 23 5147192

SuperGen
         Attn. President
         Address:
         Two Annabel Lane, Suite 220

                                                  CONFIDENTIAL TREATMENT REQUEST


         San Ramon,
         CA 94583
         USA
         Telefax: +1 510 904 1918

or such other address as the party addressed shall have previously designated by notice to the other party in accordance with this provision.


IN WITNESS WHEREOF:

The parties have caused this Agreement to be duly executed by duly appointed officers and drawn up in duplicate original, on the date and in the place hereinafter indicated:

                                PHARMACHEMIE B.V.

                        BY:       /s/ BIENSE TH. VISSER
                                  ----------------------------
                        TITLE:        PRESIDENT
                        DATE:         10 SEPTEMBER 1999


                                      SUPERGEN

                         BY:      /s/ JOSEPH RUBINFELD, PH.D.
                                  ----------------------------
                         TITLE:       PRESIDENT & CEO
                         DATE:        SEPTEMBER 10, 1999


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                                                  CONFIDENTIAL TREATMENT REQUEST


              ATTACHMENTS:

                            A T T A C H M E N T  1 :


              A list of documents to be provided is attached as Annex 1.


                                      18
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                                                  CONFIDENTIAL TREATMENT REQUEST


                            A T T A C H M E N T  2 :

                   M A N U F A C T U R I N G  A G R E E M E N T


                                      19
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                                                  CONFIDENTIAL TREATMENT REQUEST


                            A T T A C H M E N T  3 :

                        L I S T  O F  A G R E E M E N T S
 (numbers refer to numbers on Annex 1 to Attachment 1 to this Agreement)

1.   C1/59 Overeenkomst tussen Pharmachemie en Product Surveillance for
           Industries (PSI)

2.   C3/61 Agreement L.A.B. Benelux/Pharmachemie B.V.

3.   C7    Sponsored Clinical Study Agreement

4.   C8    Clinical Trial Agreement

5.   C9    Sponsored clinical study agreement

6.   C10   Cooperative Research and Development Agreement

7.   C11   Financial agreement hospitals

8.   C12   Financial agreement data entry

9.   C13   Financial agreement hospital

                                                  CONFIDENTIAL TREATMENT REQUEST


                                  ATTACHMENT 2

MANUFACTURING AGREEMENT

between

1. SUPERGEN, a corporation duly organized and existing under the laws of Delaware, USA and having its registered seat at Two Annabel Lane, Suite 220, San Ramon, CA 94583, USA (hereinafter called "SuperGen")

and

2. PHARMACHEMIE B.V., a corporation duly organized and existing under the laws of The Netherlands, having an office at Swensweg 5, 2031 GA Haarlem, The Netherlands (hereinafter called "Pharmachemie")


PREAMBLE

- WHEREAS Pharmachemie is engaged in the manufacturing of pharmaceutical products;

- WHEREAS SuperGen desires to appoint Pharmachemie as a contract manufacturer for certain products.

NOW, THEREFORE Pharmachemie and SuperGen agree as follows:


1.       DEFINITIONS

1.1. For the purpose of this Agreement, the following terms shall have the following meanings:

1.2. The "Agreement Products" shall mean those pharmaceutical products listed on Schedule A.

1.3. "Territory" shall mean the countries where SuperGen is or will be allowed to sell Agreement Products.


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                                                 CONFIDENTIAL TREATMENT REQUEST


1.4.     "Effective Date" shall mean the date mentioned in Article 9.01.

1.5. "Affiliated company" shall mean any corporation or other business entity controlled by or under common control with such Party. "Control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the voting interest in, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

1.6.     "Associated company" shall mean any company within the Teva-Group.

1.7. "Current Good Manufacturing Practices" (CGMPs) shall mean all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products (i) promulgated by any Governmental Body having jurisdiction over the manufacture of the Agreement Products, in the form of laws or regulations, (ii) promulgated by any Governmental Body having jurisdiction over the manufacture of the Agreement Products, in the form of guidance documents which guidance documents are being implemented within the Pharmaceutical manufacturing industry for such products or (iii) which Pharmachemie knows or reasonably should have known to be current and shown to be feasible and valuable in ensuring drug quality within the pharmaceutical industry for such products, in each case as in effect at the effective time of the Agreement and as amended, promulgated or accepted from time to time during the term of this Agreement.

1.8. "Specifications" shall mean, with respect to any Agreement Product, all specifications for materials, approved supplies, formula, manufacturing, analytical and testing procedures, release, packaging, labeling, artwork and other processes contained in any document relating to Agreement Products, attached hereto and incorporated by reference, including all master formulas, process flow diagrams and all packaging and filling work orders.

1.9. "Governmental Body" shall mean any nation or governmental, any state, province, or other political subdivision thereof or any entity with legal authority to exercise


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                                                 CONFIDENTIAL TREATMENT REQUEST


         executive, legislative, judicial, regulatory or administrative functions.


2.       APPOINTMENT

2.1. Subject to Pharmachemie's ability to timely supply Agreement Products meeting the specifications described herein, SuperGen hereby appoints Pharmachemie as SuperGen's sole and exclusive contract manufacturer for the Agreement Products and Pharmachemie agrees to manufacture SuperGen's requirements as may be ordered by SuperGen during the term of this Agreement and the conditions set forth herein.


3.       MANUFACTURING ARRANGEMENTS AND WARRANTIES

3.1. SPECIFICATIONS. Supplier shall manufacture, test, package, label and deliver all Agreement Products in accordance with Specifications as revised from time to time in accordance with the provisions of this Agreement. SuperGen represents that the Specifications attached hereto as Schedule A and incorporated herein by reference are SuperGen's specification for the Agreement Products.

SuperGen shall be entitled to change the Specification for an Agreement
         Product from time to time, and Pharmachemie shall make and validate all revisions to the Specifications requested by SuperGen, unless Pharmachemie notifies SuperGen of its objections against such changes on the basis of own tests conducted by Pharmachemie with respect to proposed Specifications and changes thereof and related product characteristics.

Pharmachemie shall not make any revisions to the Specifications without the prior written consent of SuperGen. SuperGen shall be under no obligation to accept or approve or bear the cost of any suggested changes. In the event Pharmachemie proposes any change to the Specifications on the basis that the change is required to bring the Specifications into conformity with CGMPS or any legal requirements, then


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                                                 CONFIDENTIAL TREATMENT REQUEST


         Pharmachemie shall notify SuperGen of the basis of its determination.

         Any change in the Specifications initiated by SuperGen that will lead to a change in the registration of Agreement Products will be the financial responsibility of SuperGen, provided that prior to changing the price, the parties agree on a cost estimate presented by Pharmachemie. All other changes in Specifications are the financial responsibility of Pharmachemie.

3.2. COMPLIANCE. The manufacture, generation, processing, distribution, transport, treatment, storage, disposal and any other management of any Agreement Product by Pharmachemie until delivery to a shipper shall
         (i) be in accordance with and conform to the Agreement Product's Specifications and Current Good Manufacturing Practice regulations;
         (ii) be in accordance with and conform to any applicable standards specified by the United States Pharmacopeia and Pharmacopeial Forum and the European Pharmacopeia and Pharmacopeia Forum; and (iii) otherwise conform to any provisions of the United States Food, Drug, and Cosmetic Act not reflected in Current Good Manufacturing Practices.

         SuperGen undertakes to inform Pharmachemie about CGMP-developments related to Agreement Products, outside the United States, the European Union, or Japan, particularly if these pertain to regulations or practice not specifically promulgated by Governmental Bodies.

3.3. REGULATORY MATTERS: SuperGen shall, at its own expense, obtain and maintain any Governmental Approvals which may from time to time be required by any Governmental Body with respect to ownership of the Investigational New Drug ("IND") application, New Drug Applications ("NDA") or Abbreviated New Drug Applications ("ANDA") or with respect to the marketing, distribution, clinical investigation, import or export of the Agreement Products. SuperGen shall, with Pharmachemie's assistance and co-operation, be responsible for responding to all requests for information required by SuperGen's Governmental Approvals from,


                                      24
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                                                 CONFIDENTIAL TREATMENT REQUEST


         and making all legally required filings to SuperGen's Governmental Approvals (including all annual reports for all of the Agreement Products) with, any governmental Body having jurisdiction to make such requests or required filing. The cost of Pharmachemie's assistance associated with obtaining new Governmental Approvals will be borne by SuperGen, whereas the cost of Pharmachemie's assistance in other instances will be borne by Pharmachemie.

3.4. PHARMACHEMIE APPROVALS. Pharmachemie holds all Governmental Approvals now required by Pharmachemie for the performance of its obligations under this Agreement and shall at all times maintain the Governmental Approval necessary from time to time to perform such obligations. Pharmachemie shall be responsible, at its expense, for obtaining, maintaining and complying with all Governmental Approvals which may from time to time be required by any Governmental Body having jurisdiction with respect to its manufacturing operations and facilities and otherwise to be obtained by Pharmachemie to permit the performance of its obligations hereunder. In the event any Governmental Approval held by Pharmachemie relating to the manufacturing facility or its ability to manufacture the Agreement Products in accordance with this Agreement its hereafter suspended or revoked or Pharmachemie has material restrictions imposed on it by any Governmental Body affecting
         (i) any of the Agreement Products or (ii) the manufacturing facility, Pharmachemie shall immediately notify SuperGen and shall promptly provide a schedule for coming into compliance and such other information related thereto as is reasonably requested by SuperGen. In the event any Governmental Approval held by SuperGen relating directly to any of the Agreement Products is hereafter suspended or revoked, SuperGen shall promptly notify Pharmachemie of the event and shall promptly inform Pharmachemie of SuperGen's general intentions with respect to the affected Agreement Product.

3.5. INSPECTIONS. In the event that Pharmachemie is notified that any Agreement Product of the manufacturing facility will be subject to an inspection by any Governmental Body, Pharmachemie shall immediately advise SuperGen by telephone and facsimile


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                                                 CONFIDENTIAL TREATMENT REQUEST


         when Pharmachemie is notified that such an inspection will occur, such notice to provide all relevant information known to Pharmachemie regarding such investigation, including whether the inspector is with the FDA Office of Criminal Investigations. Pharmachemie shall promptly send to SuperGen a copy of any inspection report observations related to the manufacture, generation, processing, storage, transportation, distribution, treatment, disposal or other management of Agreement Products as a result of any such inspection as well as responses to any inspection reports.

3.6. ACCESS. INSPECTION AND AUDITS. Pharmachemie shall provide personnel of SuperGen or its designees with reasonable access to the manufacturing facility, which shall mean during customary business hours and periods of production at the facility. SuperGen will ensure that the SuperGen visitors conduct their activities at the manufacturing facilities so as to cause minimum interference to the normal operation of the manufacturing facility. SuperGen or its designee shall have the right to inspect those portions of Pharmachemie's facilities used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other management or receiving of the Agreement Products and their components. SuperGen shall have the right to inspect all inventory of Agreement Products contained at the manufacturing facilities. Purposes for inspections may include CGMP compliance, system audits, compiling information for reporting obligations, compliance with Specifications and/or investigations of complaints and/or compliance with any legal requirements or provisions of the United States Food, Drug, and Cosmetic Act or the terms of this Agreement. Pharmachemie shall retain all information, documents, materials, items, records (in electronic or hard-copy form, as designated by SuperGen) and samples of Agreement Products related to Pharmachemie's performance under this Agreement, including: (i) samples of the Agreement Products and other constituents used in the manufacture of each batch of Agreement Product, (ii) samples of each batch of any Agreement Product (iii) all batch production, stability, study, testing and quality control records, (iv) all records relating to complaint investigations for each Agreement Product, (v) all


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                                                 CONFIDENTIAL TREATMENT REQUEST


         component labeling records, (vi) all records required for compliance with applicable laws and regulations, (vii) all inventory records relating to the Agreement Products, (viii) records relating to compliance with any legal requirements or provisions of the United States Food, Drug, and Cosmetic Act and the terms of this Agreement to the extent required and for at least the periods of time required by applicable laws and regulations and product registrations or licenses, but in no event for less than seven years from the date of manufacture. On request from SuperGen, Pharmachemie will provide SuperGen or its designee with access to the documents and items set forth above and shall make available to SuperGen or its designee copies of any of the forgoing documents or items for review at the manufacturing facility. In any event, Pharmachernie shall afford SuperGen the right to inspect and copy such materials prior to any destruction thereof.

3.7. TESTING AND QUALITY ASSURANCE. Pharmachemie shall implement and perform operating procedures and controls for sampling, stability and other testing, validation, documentation and release of the Agreement Products and such other quality assurance and quality control procedures consistent with the Specifications and CGMP. In the event that either party becomes aware that any shipment of Agreement Products has a nonconformity, despite Pharmachemie's testing and quality assurance activities and despite SuperGen's acceptance, such party shall immediately notify the other party. "Nonconformity" shall mean a product characteristic attributable to Pharmachemie's failure to manufacture, - test, package or store any Agreement Product in accordance with the Specifications and CGMP which was not discovered prior to release of such Agreement Product.

3.8. REVIEW AND ACCEPTANCE. Prior to shipment of any complete or partial batch of any Agreement Product. Pharmachemie shall: (i) perform testing and quality assurance activities for each production batch of Agreement Product in accordance with specifications; (ii) provide to SuperGen a certificate of analysis containing the information specified in an agreed format, with respect to each production batch (or portion thereof to be shipped) of Agreement Product, certifying, warranting, and

                                                 CONFIDENTIAL TREATMENT REQUEST


         reflecting that all Agreement Products therein fully and completely comply with the Specifications; (iii) deliver, if applicable, a Deviation Report as provided below; and (iv) have received from SuperGen in writing or electronic form SuperGen's specify authorization, based on SuperGen's review of the certificate of analysis, for Pharmachemie to ship such complete or partial batch of Agreement Product. SuperGen or a SuperGen designee may inspect and test any Agreement Product upon receipt thereof or may, in reliance on Pharmachemie's quality assurance activities and the information contained in the certificate of analysis pursuant to this Agreement, accept or reject Agreement Products upon Pharmachemie's certificate of analysis. SuperGen covenants to conduct such inspection, testing or review and to accept or reject Agreement Products and to provide such authorization within seven (7) business days -from receipt of such Agreement Products with a valid certificate of analysis.

3.9. DEVIATION. In the event that during the manufacture or other handling of an Agreement Product by Pharmachemie (i) the process or analytical limits exceed established report ranges, (ii) other events occur which could affect quality or otherwise are unusual or not expected, (iii) there is any reason to doubt full compliance of such Agreement Product with the Specifications, or (iv) an unplanned processing event leads to a deviation outside registered or defined processing parameters, then Pharmachemie shall investigate and prepare a written report detailing such factors (a Deviation Report). Attached as an exhibit to such Deviation Report shall be copies of all relevant batch records.

3.10. SUPERGEN REJECTION. SuperGen shall notify Pharmachernie of SuperGen's rejection of any batch (or part thereof) of any Agreement Product (the "Rejected Quantity") within sixty (60) days after receipt of such Rejected Quantity by SuperGen or SuperGen's designee that received such Agreement Product. SuperGen's notice of rejection shall state the basis for such rejection, including any information contained in the certificate of analysis delivered by Pharmachemie or any testing or inspection results. Failure to so notify Pharmachemie within such sixty
         (60) day period shall


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                                                 CONFIDENTIAL TREATMENT REQUEST


         constitute acceptance of any Agreement Product delivered; provided however, that Pharmachemie shall continue to be liable for (i) the failure of any Agreement Product to conform to Specifications and CGMP in accordance with the provisions of this Agreement and (ii) the failure of Pharmachemie to comply with all Legal Requirements and the United States Food, Drug, and Cosmetic Act. If the parties disagree as to whether a Rejected Quantity meets the Specifications, then samples and/or batch records, as appropriate, from the batch which is in dispute shall promptly be submitted for testing and evaluation to an independent third party (including a testing laboratory) as shall be agreed to in writing by both parties. The determination of such third party as to whether the rejected Quantity meets the Specifications will be final and binding. The cost of the testing and evaluation by the third party shall be borne by Pharmachemie if the third party determines that the Rejected Quantity in question does not meet the Specifications and by SuperGen if the third party determines the Rejected Quantity meets the Specifications. If any sampled Rejected Quantity is found by the third party not to conform to the Specifications, the Rejected Quantity may be handled as provided below.

3.11. DISPOSITION OF CERTAIN PRODUCTS. In the event any Rejected Quantity is found not to comply with Specifications, or in the event any recall, withdrawal, field correction or third party return of any Agreement Product is determined to be a result of Pharmachemie's failure to manufacture, test, package or store that Agreement Product in accordance with this Agreement, then SuperGen shall, upon written agreement with Pharmachemie, either (i) return the Agreement Product to Pharmachemie at Pharmachemie's expense for rework by Pharmachemie,
         (ii) return the affected Agreement Product for destruction by Pharmachemie; or (iii) have the Rejected Quantity destroyed, at Pharmachemie's expense, in accordance with applicable law in the jurisdiction in which destruction occurs. In addition, SuperGen may seek a credit as provided below.

3.12. CREDITS. In the event any Rejected Quantity is found not to comply with Specifications, or in the event any recall, withdrawal, field correction or third-party


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                                                 CONFIDENTIAL TREATMENT REQUEST


         return of any Agreement Product is determined to be a result of Pharmachemie's failure to manufacture, test, package or store that Agreement Product in accordance with the Specifications or CGMP, Pharmachemie shall (i) reimburse or credit SuperGen the price paid by SuperGen for the applicable Agreement Product, including any freight and insurance charges, (ii) reimburse or credit SuperGen for the actual costs incurred in shipping, applicable transit charges, insurance premium, duties, taxes paid or any other out of pocket charges incurred in connection with such Agreement Product; (iii) reimburse or credit SuperGen for any out-of-pocket costs paid by SuperGen to the parties for transportation and destruction of the Agreement and (iv) pay or provide a credit to SuperGen the actual administrative expenses and all other reasonable costs incurred by SuperGen outside the ordinary course of business in connection with the disposition of Agreement Product.

3.13. PRODUCT-COMPLAINT. Any and all complaints of which Pharmachemie becomes aware relating to any Agreement Product shall promptly be forwarded to SuperGen. SuperGen shall promptly inform Pharmachemie of any and all complaints that SuperGen receives which implicate Pharmachemie's manufacturing or other processes at the manufacturing facility. Notification shall be given by telephone, with a facsimile confirmation immediately following.

3.14. ADVERSE EVENTS. For the purposes of this Agreement, "Adverse Event" shall mean any adverse event associated with the use of any Agreement Product in humans, whether or not considered drug-related. The definition includes an adverse event occurring in the course of the use of an Agreement Product in professional practice, in studies, in investigations or in tests. The definition also includes an adverse event occurring from Agreement Product overdose (whether accidental or intentional), from Agreement Product abuse, or from Agreement Product withdrawal, as well as any toxicity, sensitivity, failure of expected pharmacological action, or laboratory abnormality which is or is thought by the reporter to be serious or associated with relevant clinical signs or symptoms. For the purposes of this Agreement, "Serious Adverse Event" shall mean an Adverse Event that is fatal, life-threatening,


                                      30
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                                                 CONFIDENTIAL TREATMENT REQUEST


         permanently disabling or incapacitating, results in new or prolonged in-patient hospitalization, is a congenital anomaly, cancer or overdose. With respect to any Agreement Product, Pharmachemie shall notify SuperGen, or any successor department specified by SuperGen, as soon as possible, but (i) no later than twenty-four (24) hours following its receipt of information concerning a possible Serious Adverse Event and (ii) no later than forty-eight (48) hours following its receipt of information of a possible Adverse Event that is not a Serious Adverse Event. Notification shall be given by telephone, with a facsimile confirmation immediately following. Pharmachemie shall provide SuperGen all the information Pharmachemie has available concerning the Adverse Event and shall cooperate fully with any investigation conducted or directed by SuperGen, to the extent an Adverse Event of which SuperGen becomes aware implicates Pharmachemie's manufacturing or other processes at the facility, SuperGen shall inform Pharmachemie of such Adverse Event and shall disclose to Pharmachemie any information SuperGen has regarding that Adverse Event which implicates Pharmachemie's manufacturing or other processes at the manufacturing facility. Notification shall be given by telephone, with a facsimile confirmation immediately following.

3.15. INVESTIGATIONS: PHARMACHEMIE OBLIGATIONS. SuperGen shall have the sole right to control and direct the investigation of all Agreement Product complaints and Adverse Events. SuperGen shall advise Pharmachemie of SuperGen's intentions regarding control and direction of the investigation with respect to any Agreement Product complaint or Adverse Event of which Pharmachemie has been notified.

3.16. PHARMACHEMIE'S ASSISTANCE. Upon written request by SuperGen, Pharmachemie shall provide all reasonably requested testing, assistance and information to SuperGen in connection with an investigation of any Agreement Product complaint or Adverse Event, including chemical/microbial analysis of complaint samples (if available), analysis of retained samples and review of batch documentation. Pharmachemie shall have the right to conduct at its own expense any further tests it


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                                                 CONFIDENTIAL TREATMENT REQUEST


         deems appropriate regarding such investigation, provided that it shall share the results with SuperGen.

3.17. REPORTING. Pharmachemie shall provide to SuperGen (i) a written report of its determinations and conclusions from any such investigation, testing or other requested assistance related to such investigation as soon as reasonably practicable, but in no event later than thirty (30) days from receipt of SuperGen's request and (ii) samples (if available) of the affected Agreement Product. All communications related to such investigation, testing or other requested assistance shall be held in confidence by Pharmachemie.

3.18. NOTIFICATION AND COOPERATION. In the event SuperGen shall be required (or shall voluntarily decide) to initiate a recall, withdrawal or field correction of, or field alert report with respect to, any Agreement Product manufactured by Pharmachemie pursuant to this Agreement, whether or not such recall, withdrawal, field correction or field alert report has been requested or ordered by any Governmental Body, SuperGen shall notify Pharmachemie's and Pharmachemie shall fully cooperate with SuperGen to implement the same.

3.19. COORDINATION OF EFFORTS. In the event Pharmachemie determines that a recall, withdrawal, field correction or field alert report with respect to any Agreement Product by SuperGen may be necessary and/or appropriate, Pharmachemie shall immediately notify SuperGen's of its determination. The parties shall cooperate with each other in determining the necessity and nature of such action; provided, however, that Pharmachemie shall take no action to effect the same without the written concurrence of SuperGen. If SuperGen does not concur with any recall, withdrawal, field correction or field alert recommended by Pharmachemie, then SuperGen shall be liable for any losses incurred by Pharmachemie or SuperGen arising solely out of the delay caused by SuperGen in implementing the same, except to the extent Pharmachemie withheld material information or misrepresented the material information upon which SuperGen made its determination.


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                                                  CONFIDENTIAL TREATMENT REQUEST


3.20. CONTACTS AND STATEMENTS. With respect to any recall, withdrawal, field correction or field alert report with respect to any Agreement Product SuperGen shall make all contacts with the FDA and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction or field alert report. Pharmachemie agrees to make no statement to the media, unless otherwise required by law and in any such event, Pharmachemie shall collaborate with SuperGen on the content of any such statement.

3.21. The printing film for labels and packing inserts will be prepared by SuperGen and printed and used by Pharmachemie. In this connection SuperGen assumes entire responsibility for all damage, injuries or claims resulting from defaults in the text of labeling and/or package inserts.

3.22. The cost of the artwork, films, and any subsequent amendments thereto shall be borne by SuperGen. In the event of a change in labelling and/or package inserts, SuperGen shall bear the cost of the unused packaging material and package inserts.


4.       FORECAST

4.1. During the term of this Agreement, at least ninety (90) days prior to the start of each calendar quarter ("Q 1 "), SuperGen shall provide Pharmachemie with a rolling written forecast of the quantities of Agreement Products estimated to be required on a month-by-month basis during Q l and the next three (3) quarters ("Q2", "Q3" and "Q4", respectively).

4.2. Together with each forecast provided under Article 4.1 above (the "Current Forecast"), SuperGen shall place a firm order with Pharmachemie for delivery in Q l the quantity of Product forecasted for Q1 in the Current Forecast. Pharmachemie shall accept such orders from SuperGen, subject to the remaining terms and conditions of this Agreement.


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                                                  CONFIDENTIAL TREATMENT REQUEST


4.3. SuperGen's orders shall be made pursuant to a written purchase order which is in a form mutually acceptable to the parties, and shall provide for shipment in accordance with reasonable delivery schedules and lead times as may be agreed upon from time to time by Pharmachemie and SuperGen; provided that the maximum lead time within the current quarter shall not exceed sixty (60) days unless otherwise mutually agreed. The terms of this Agreement shall govern all purchases of Agreement Products by SuperGen. Any additional or inconsistent terms or conditions of any purchase order, acknowledgment or similar standardized form given or received pursuant to this agreement shall have no effect and such terms and conditions are hereby excluded.


5.       PRICES AND TERMS

5.1. SuperGen shall pay to Pharmachemie for the manufacturing of Agreement Products as follows:

                                        *

5.2. Prices and terms shall be negotiated on an annual basis for years following the initial contract year. The Parties contemplate that outside factors that may influence the cost price of Pharmachemie, including but not limited to changes in exchange rates, inflation, competitive retail pricing, cost of raw material, labour, public utilities etc. shall be taken into consideration by the Parties in the process of renegotiating prices and terms. However, an increase of Pharmachemie's cost of raw material of * or more will in any event lead to a correspondent increase in the price for the next year and the cost of labour will be amended in accordance with the CBS price index ("reeks werknemersgezinnen").

5.3. Notwithstanding the provisions of Article 5.2, the prices for any new contractual year will not deviate more than * compared to the prices agreed for the previous contractual year.


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                                                  CONFIDENTIAL TREATMENT REQUEST


5.4. Prices for batch sizes that deviate from the minimum batch size specified in Article 5.1 will be quoted by Pharmachemie upon request by SuperGen.

5.5. Any payments hereunder shall be in US dollars. The exchange rate used for the transaction shall be the exchange rate of the US dollar versus the Dutch guilder published by the Wall Street Journal on the Effective Date of this Agreement, or, if not published on that date then on the first business day thereafter for which the date is published. In case the change of exchange rate is more than *, for more than one month, both Parties shall meet and decide what will be the new fixed exchange rate.

5.6. Except for assistance provided under the following sections: 3.3, 3.5, 3.6, 3.9, 3.14, 3.16, and 3.17, if SuperGen requests Pharmachemie's assistance under any of the other provisions of this agreement, such assistance will be provided by Pharmachemie at cost.


6.       PATENT INFRINGEMENTS

6.1. Each party undertakes to inform the other of any infringement of any patent of a third party that comes to its knowledge.

6.2. SuperGen shall defend, indemnify, and hold Pharmachemie harmless from and against any and all damages, losses, expenses, costs, claims, judgements, and liabilities including, without limitation, reasonable attorneys' fees incurred by Pharmachemie arising from or in connection with patent infringement regarding the Agreement Products.


7.       INDEMNIFICATION

7.1. Each Party shall notify the other if it becomes aware of any claims, actions, suits, liability, costs or expenses alleged to be caused by or resulting from the use or consumption of the Agreement Product.


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                                                  CONFIDENTIAL TREATMENT REQUEST


7.2. Where a loss, claim or damage to persons or to property is caused by the fault or negligence of Pharmachemie or its employees, arising out of Pharmachemie's obligations pursuant to this Agreement, including but not limited to the breach of any representation or warranty of Pharmachemie contained herein or a recall of Agreement Products caused by Pharmachemie, then Pharmachemie shall indemnify SuperGen and shall hold harmless SuperGen from the loss, claim or damage. Pharmachemie shall be liable in respect of any special, indirect or consequential damages relating solely to product liability claims wherein the liability is created due to an act or omission solely by Pharmachemie. In respect to all other special, indirect or consequential damages, including but not limited to lost profits, Pharmachemie shall not be liable.

7.3. Where a loss, claim or damage to persons or to property is caused by the fault or negligence of SuperGen or its employees, arising out of SuperGen's obligations pursuant to this Agreement, including but not limited to the breach of any representation or warranty of SuperGen contained herein, then SuperGen shall indemnify Pharmachemie and shall hold harmless Pharmachemie from the loss, claim or damage. SuperGen shall be liable in respect of any special, indirect or consequential damages relating solely to product liability claims wherein the liability is created due to an act or omission solely by SuperGen. In respect to all other special, indirect or consequential damages, including but not limited to lost profits, SuperGen shall not be liable.

7.4. SuperGen and Pharmachemie shall effect and shall maintain Agreement Product liability insurance reasonably sufficient to cover damages as might be caused by the Agreement Products sold by SuperGen in the Territory, as referred to hereinabove. SuperGen shall at Pharmachemie's request provide Pharmachemie the prove of such insurance.

7.5. SuperGen's and Pharmachemie's liability to each other as envisaged by this article shall cease or shall be restricted in all events where failure of SuperGen or Pharmachemie to adequately inform the other Party as to any event in the Territory


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         relevant to the damages in issue could lead to the termination
         SuperGen's or Pharmachemie's rights of recourse against its insurer.


8.       CONFIDENTIAL INFORMATION

8.1. Pharmachemie acknowledges access to valuable SuperGen proprietary information, including but not limited to, technical data, all of which are the property of SuperGen, which shall be maintained and shall be designated to Pharmachemie as confidential and which are used in the course of SuperGen's business. In addition, SuperGen acknowledges access to valuable Pharmachemie proprietary information which shall be so designated by Pharmachemie in writing, all of which shall be the property of Pharmachemie and shall be maintained as confidential. Neither Party shall disclose proprietary information of the other to anyone other than those of its employees having a need to know and shall refrain from use of such information that than in the performance of this Agreement. In addition, each Party shall take all reasonable precautions to protect the value and confidentiality of such information to the other. Information and data shall not be considered as confidential if such information and data:

         i. is in the public domain or known by the recipient prior to disclosure;

         ii. becomes known to the public after disclosure, other than through breach of this Agreement; or

         iii. becomes known to the recipient from a source other than the other Party hereto without breach of any obligation to preserve such information in confidence by such source;

         iv.      is required by law to be disclosed.


9.       TERM OF THE AGREEMENT


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9.1.     This Agreement is entered into for a period of three years, starting on the date that any of the Agreement Products first enters the market in any country of the Territory.

After this initial period of three years this Agreement shall be automatically extended for successive periods of one (1) year, unless either Party shall give to the other written notice to the contrary. Such notice shall be given in writing at least ninety (90) days prior to the end of the one (1) year period.


10.      TERMINATION

This Agreement will be terminated in the way and manner as described in
         Article 9 and further as described below:

10.1. If one of the Parties to this Agreement commits a breach of any provision of this Agreement and fails to remedy the breach within thirty (30) days after written notification of the breach by the Party not in default, the Party not in default shall have the right to terminate this Agreement. If it is apparent that such breach is not capable of remedy, the Party not in default will have the right to terminate this Agreement immediately on the date of the delivery of the written notification of the breach.

10.2. In the event that a Party to this agreement should be dissolved, becomes insolvent, makes a voluntary or involuntary assignment of assets for the benefit of creditors, be assigned in bankruptcy court, or otherwise be faced with circumstances reasonably warranting the conclusion that that Party will not be able within the foreseeable future, to adequately comply with its obligations under this agreement, then the other Party to this agreement may terminate the agreement without notice, by giving notice of its intention to terminate in writing, and without the Party thereby being terminated having any entitlement to compensation under whatever title; without prejudice to the right of the Party effecting termination as per this


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         Article, to all damages and other remedies available on account of any relevant events, including those which form the basis for the termination.

10.3. A Party may terminate this Agreement in case of Force Majeure of the other Party under the conditions mentioned in Article 12 under 3 and 4.


11.      EFFECT OF TERMINATION

11.1. Upon termination of the Agreement, Pharmachemie as appropriate shall complete the manufacturing of all Agreement Products as the case may be then in process and shall deliver same together with all Agreement Products then in its possession pursuant to SuperGen's orders and SuperGen shall pay for the same.

11.2. At the Effective Date of termination SuperGen and Pharmachemie shall return to each other all confidential information supplied by one Party to the other, copies and originals, except for one archival copy for compliance purposes.


12.      FORCE MAJEURE

12.1. The obligations of either Party hereunder will be suspended during the time and to the extent that such Party is prevented from complying therewith due to any event or circumstances beyond the control and without fault or negligence of that Party so affected (which circumstance is hereinafter referred to as "Force Majeure") including but not limited to inevitable accidents, perils of navigation, floods, fire, storms, earthquake, explosion, hostilities, war (declared or undeclared), orders or acts of any government, whether de jure or de facto or any official purporting to act under the authority of any such government, illegality arising from domestic or foreign laws or regulations, insurrections, quarantine or custom restrictions, damage in factories or warehouses, strikes, lockouts or any other labour difficulty at the Parties and or suppliers of goods, raw materials and/or excipients, lack of


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         conveyance, breakdown of machinery or instruments or other disturbances at the Parties or their suppliers, resulting in hindrance of this Agreement.

12.2. As soon as possible after being affected by a Force Majeure the Party so affected shall furnish to the other Party all particulars of the Force Majeure and the manner in which its performance is thereby prevented or delayed. The Party whose obligations hereunder have been suspended shall promptly and diligently pursue appropriate action to enable it to lift the Force Majeure situation, except that that Party shall not be obligated to settle any strike, lockout or other labour difficulty on terms contrary to its wishes.

12.3. In the event that Pharmachemie is not able to supply Agreement Products to SuperGen after being affected by a Force Majeure situation SuperGen shall have the right to seek another source to obtain products replacing the Agreement Products. However, the term of this Agreement as defined in Article 9 of this Agreement shall be prolonged after the Force Majeure situation has been removed or overcome with the same period that SuperGen has used another source to obtain products replacing the Agreement Products.

12.4. In the event that it is evident to both Parties that a Force Majeure cannot be removed or overcome at all, or if the Force Majeure situation continues for more than sixty (60) days from the date that a Party first became affected, then either Party may terminate this Agreement immediately.


13.      ASSIGNMENT

13.1. The Parties agree that their rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other party hereto, which consent may not be unreasonably withheld. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all, of its business or assets whether by sale, merger, operation of law or otherwise; provided


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                                                  CONFIDENTIAL TREATMENT REQUEST


         that such assignee or transferee has agreed to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.


14.      INTELLECTUAL PROPERTY

14.1. Any intellectual property generated in the formulation of the Agreement Products in the performance by Pharmachemie under this Agreement will be the sole and exclusive property of SuperGen.


15.      SEVERABILITY

15.1. In the event that single provisions of the Agreement should be or become invalid or if there is a gap in the Agreement, the validity of the other provisions shall not be affected. Instead of the invalid provisions or in order to complete the Agreement a reasonable provision shall be effective, approaching to what the Parties would have agreed upon if they had considered that point.


16.      BINDING

16.1. This Agreement shall be binding upon Pharmachemie and SuperGen and Pharmachemie and SuperGen agree to take full responsibility for the observance of the terms of this Agreement by their employees and Affiliated companies.


17.      APPLICABLE LAW

17.1. This Agreement shall be exclusively governed and construed in accordance with Netherlands' law.


18.      DISPUTE SETTLEMENT


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                                                 CONFIDENTIAL TREATMENT REQUEST


18.1. Any dispute, controversy or claim arising out of or in connection with this Agreement or any Agreement in furtherance thereof including disputes with respect to the validity of those Agreements, shall be finally and exclusively settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one arbitrator or - if one of the parties so requires - by three arbitrators, appointed in accordance with the said Rules. The place of Arbitration shall be in London, United Kingdom. The language of the Arbitration shall be the English language.


19.      MISCELLANEOUS

19.1. NOTICES. All notices or writings required hereunder shall be sent to the Parties at the following address:

SUPERGEN:

         SuperGen
         Attn. President
         Address:
         Two Annabel Lane, Suite 220
         San Ramon,
         CA 94583
         USA
         Telefax: +1 510 904 1918

PHARMACHEMIE:
         Pharmachemie B.V:
         Swensweg 5
         2031 GA Haarlem
         The Netherlands
         Attention: President
         Telefax: 023-5147147


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                                                 CONFIDENTIAL TREATMENT REQUEST


19.2. MODIFICATION/AMENDMENT. This Agreement may not be modified or amended in whole or in part except by a written document signed by both Parties.

19.3. HEADINGS. The headings set forth in this Agreement are for convenience only and shall not be relied upon by the Parties nor taken in limitation nor extension of the meaning of the terms of this Agreement.

19.4. WAIVER. Failure by either Party to terminate this Agreement as a result of a serious or persistent breach of the terms hereof, or to enforce its rights hereunder as a result of certain specified action, by the other Party, shall not prejudice the right of that Party subsequently to terminate this Agreement or enforce its rights hereunder for a subsequent breach of its obligations hereunder by the other Party.

19.5. ENTIRETIES. This Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

19.6. No subsequently delivered invoice, purchase order, acknowledgement, confirmation, standard terms and conditions, or similar document containing terms inconsistent herewith shall be effective to amend or modify this Agreement unless such document expressly states the intention to do so and is signed by both Parties hereto.

19.7. ENGLISH VERSION. This Agreement is executed in duplicate in English. In the event that this Agreement is translated into a language or languages other than English, this version shall be controlling on all questions of interpretation and performance.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives in duplicate originals,


FOR AND ON BEHALF OF                                 FOR AND ON BEHALF OF

SuperGen                                             Pharmachemie B.V.


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                                                 CONFIDENTIAL TREATMENT REQUEST


  /s/ Joseph Rubinfeld                           /s/ Biense Th. Visser
--------------------------------               --------------------------------
By   : Joseph Rubinfeld, Ph.D.                 By   : Biense Th. Visser

Title: President & CEO                         Title: President

Date : September 10, 1999                      Date : September 10, 1999


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                                                 CONFIDENTIAL TREATMENT REQUEST


                        SCHEDULE A  AGREEMENT PRODUCTS

As part of the Agreement between Pharmachemie and SuperGen

PRODUCTS MANUFACTURED BY PHARMACHEMIE ACCORDING TO THE SPECIFICATIONS ATTACHED TO THIS SCHEDULE A AS ANNEX 1.W


This Schedule A is executed by the duly authorized representatives of Pharmachemie B.V. and SuperGen in duplicate originals.


FOR AND ON BEHALF OF                           FOR AND ON BEHALF OF

SuperGen                                       Pharmachemie


  /s/ Joseph Rubinfeld                           /s/ Biense Th. Visser
--------------------------------               --------------------------------
By   : Joseph Rubinfeld, Ph.D.                 By   : Biense Th. Visser

Title: President & CEO                         Title: President

Date : September 10, 1999                      Date : September 10, 1999


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                            SCHEDULE B  TERRITORY

As part of the Agreement between Pharmachemie and SuperGen

                           the Territory is worldwide

This Schedule B is executed by the duly authorized representatives of Pharmachemie and SuperGen in duplicate originals.


FOR AND ON BEHALF OF                           FOR AND ON BEHALF OF

SuperGen                                       Pharmachemie


  /s/ Joseph Rubinfeld                           /s/ Biense Th. Visser
--------------------------------               --------------------------------
By   : Joseph Rubinfeld, Ph.D.                 By   : Biense Th. Visser

Title: President & CEO                         Title: President

Date : September 10, 1999                      Date : September 10, 1999


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                                                 CONFIDENTIAL TREATMENT REQUEST


                                SCHEDULE C  PRICES

As part of the Agreement between Pharmachemie and SuperGen


                                     PRICES

                                        *


This Schedule C is executed by the duly authorized representatives of Pharmachemie and SuperGen in duplicate originals.


FOR AND ON BEHALF OF                           FOR AND ON BEHALF OF

SuperGen                                       Pharmachemie

  /s/ Joseph Rubinfeld                           /s/ Biense Th. Visser
--------------------------------               --------------------------------
By   : Joseph Rubinfeld, Ph.D.                 By   : Biense Th. Visser

Title: President & CEO                         Title: President

Date : September 10, 1999                      Date : September 10, 1999


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                         SCHEDULE D  TECHNICAL AGREEMENT
                                (SPECIFICATIONS)

        The technical agreement is attached to this agreement as Annex 1



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